Exhibit 99.1
Media Contact
Adrian R. Bell
LOUD Technologies Inc.
T +1.206.310.5966
E adrian.bell@loudtechinc.com
FOR IMMEDIATE RELEASE
LOUD Technologies Inc. Receives NASDAQ Staff Determination Regarding Delisting
WOODINVILLE, WA — February 26, 2009 — LOUD Technologies Inc. (NASDAQCM: LTEC) (the “Company”) today announced that it received a NASDAQ Staff Determination Letter on February 20, 2009, indicating that the Company’s common stock is scheduled to be delisted from the NASDAQ Stock Market (the “NASDAQ”), effective at the opening of business on March 3, 2009. The decision of the NASDAQ staff was based on the Company’s failure to submit, by the prescribed deadline, an appropriate plan to regain compliance with NASDAQ Marketplace Rule 4310(c)(14) related to its failure to file a quarterly report on Form 10-Q for the period ended September 30, 2008 (the “Third Quarter 10-Q”) by the prescribed due date.
Once the Company’s common stock has been delisted from NASDAQ, the Company’s common stock may be quoted over-the-counter on the Pink Sheets LLC (the “Pink Sheets”) if market makers commit to make a market in the Company’s shares. The Pink Sheets is an electronic network through which participating broker-dealers can make markets, and enter orders to buy and sell shares of issuers. However, the Company can provide no assurance that trading in its common stock will continue on the Pink Sheets or otherwise. Moreover, the Company’s common stock may become more illiquid once it is no longer traded on NASDAQ, which could negatively impact market prices for the Company’s stock and make it more difficult for shareholders to sell their shares.
As disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 2, 2009 (the “February 2, 2009 8-K”), the Company is working diligently to prepare and file the Third Quarter 10-Q, including the processes related to such filing, so that it may become current in its filings required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, the Company intends to amend its annual report on Form 10-K for the year ended December 31, 2007 and its quarterly reports on Form 10-Q for the first and second quarters of 2008 to reflect its assessment of internal controls and disclosure controls and procedures. The Company currently anticipates that it will complete these filings in early March, 2009. Thereafter, the Company intends to complete the deregistration of its common stock under the Exchange Act, as reported in the February 2, 2009 8-K.
Additional Information
LOUD Technologies Inc. (“LOUD”) is one of the world’s largest professional audio and musical instrument product companies. Through its industry-leading brands Alvarez, Ampeg, Crate, EAW, Mackie, Martin Audio and TAPCO, LOUD produces and distributes a wide range of loudspeakers, analog and digital mixers, commercial audio systems, guitars and guitar and bass amplifiers. LOUD’s brands may be found in professional and project recording studios, video and broadcast suites, post-production facilities, sound reinforcement applications including churches, nightclubs and retail locations, and on major musical tours.
Forward-Looking Statements
This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These forward-looking statements include statements regarding the Company’s ability to file its Form 10-Q and other statements that are not historical facts. These forward looking statements are subject to risks, uncertainties and changes in financial condition, unknown factors and other items described in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2007 and the Company’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
For more information please contact: LOUD Technologies Inc. — 16220 Wood-Red Road N.E. — Woodinville, WA 98072 — Phone: (425) 487-4333 — Fax: (425) 487-4337 — Internet: www.loudtechinc.com.
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